SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. ___)

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PERRITT FUNDS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PERRITT MICROCAP OPPORTUNITIES FUND, INC.

PERRITT FUNDS, INC.

300 South Wacker Drive

Suite 2880

Chicago, Illinois 60606

SUPPLEMENT TO PROXY STATEMENT DATED AUGUST 18, 2010

Dear Shareholder:

This is a supplement, dated October 1, 2010, to the proxy statement, dated August 18, 2010 (the “2010 Proxy Statement”), for the special meeting (the “Special Meeting”) of the shareholders of the Perritt MicroCap Opportunities Fund and the Perritt Emerging Opportunities Fund (each a “Fund” and, collectively, the “Funds”).

Adjournment of Special Meeting

The Special Meeting was convened on September 30, 2010.  After determination that a quorum was present, the Special Meeting was adjourned until Monday, October 4, 2010, at 10:00 a.m., Central Time.  The adjourned Special Meeting will reconvene at that time at the offices of Perritt Capital Management, Inc. located at 300 South Wacker Drive, Suite 2880, Chicago, Illinois 60606.  The record date for the Special Meeting will remain unchanged.

At the reconvened Special Meeting, shareholders will consider and vote on the following proposals, as originally set forth in the 2010 Proxy Statement:

1.	To approve a new investment advisory agreement for each of the Funds between the applicable Fund and Perritt Capital Management, Inc.

2.	To approve the removal of certain current fundamental investment restrictions of the Perritt MicroCap Opportunities Fund.

3.	To elect directors for both of the Funds.

4.	To consider and act upon such other business as may properly come before the Special Meeting or any adjournment or postponement thereof.